UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		December 15, 2011

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

NACCO Industries, Inc. (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on December 19, 2011 (the "Form 8-K") to provide under Item 5.02(d)(3) the committee assignments for John P. Jumper, which were not available when the Form 8-K was initially filed. This Amendment No. 1 amends and restates the Form 8-K in its entirety.

Item 5.02(d) Election of Director

On December 15, 2011, the Board of Directors (the “Board”) of the Company elected John P. Jumper as a Director of the Company, effective January 1, 2012, for a term expiring at the Company's Annual Meeting of Stockholders in May 2012. On February 8, 2012, the Board determined that General Jumper will serve as a member of the Audit Review Committee and Compensation Committee.
General Jumper retired in 2005 from the United States Air Force after a distinguished 39-year career, including service as the 17th Chief of Staff of the United States Air Force. He is currently President of John P. Jumper & Associates, an aerospace consulting firm. General Jumper holds degrees in electrical engineering from Virginia Military Institute and an MBA from Golden Gate University. He currently serves on the Board of Directors of the following public companies: Goodrich Corporation, Jacobs Engineering Group Inc., SAIC, Inc. and WESCO Aircraft Holdings, Inc.
General Jumper is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries. General Jumper is eligible to participate in the non-employee director compensation arrangements described in the Company's Proxy Statement for its 2011 Annual Meeting of Stockholders, which the Company filed with the Securities and Exchange Commission on March 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2012		NACCO INDUSTRIES, INC.

		By:	/s/ Kenneth C. Schilling
Name: Kenneth C. Schilling
Title: Vice President and Controller